Exhibit 16

August 21, 2006

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We served as the independent accountant for Easy.Com Inc (the “Company”), through November 11, 2004. On March 14, 2005, our appointment as independent accountant was terminated. We have read the Company’s statement included in Item 4.01 of its Current Report on Form 8-K filed on August 21, 2006 and we agree to such statements.

Yours truly,

/ Michael Johnson & Co., LLC /